Exhibit 99.2


FOR IMMEDIATE RELEASE                   FOR FURTHER INFORMATION

October 4, 1999                              Eugene K. Friesen
(214) 252-0124



HOWARD WOLF ANNOUNCES, SUSPENSION OF TRADING BY AMEX

DALLAS, TEXAS . . . Howard B. Wolf, Inc. (HBW-AMEX), announced that as part of their liquidation and dissolution process trading in the Company's common stock will be suspended by the American
Stock Exchange on October 12, 1999.

     The Company also announced that the record date for its first distribution pursuant to its Plan of Liquidation and Complete Dissolution will be October 8, 1999, with the date of the distribution to be November 23, 1999. Accordingly, effective
October 6, 1999 the Company's common stock will trade "ex-dividend".

This release contains forward-looking statements which involve assumptions regarding Company operations and future prospects. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risk ad uncertainty, including, among other things, those that may arise from the requirements of the American Stock Exchange. These and other risks are mentioned from time to time in the Company's filings with the Securities and Exchange Commission. In light of such risks and uncertainties, the Company's actual results could differ materially from such forward-looking statements. Prior to the filing of periodic reports relating to the restatement, the Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence on unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Company communications.

                               XXX